UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 6, 2018
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 6, 2018, lululemon athletica inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to the Credit Agreement (the “Amendment”), among the Company, lululemon athletica canada inc., a corporation organized under the laws of British Columbia (“LACI”), Lulu Canadian Holding, Inc., a corporation organized under the laws of British Columbia (“LCHI”), and lululemon usa inc., a Nevada corporation (“LUSA” and, together with the Company, LACI and LCHI, the “Borrowers,” and each a “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), and the lenders party thereto, amending the Credit Agreement, dated as of December 15, 2016 (the “Credit Agreement”), among the Borrowers, Agent and the lenders party thereto.
The Amendment amends the Credit Agreement to provide for (1) an increase in the aggregate commitments under the unsecured five-year revolving credit facility (the “Revolving Facility”) to $400.0 million, with an increase of the sub-limits for the issuance of letters of credit and extensions of swing line loans to $50.0 million for each, (2) an increase in the option, subject to certain conditions as set forth in the Credit Agreement, to request increases in commitments under the Revolving Facility from $400.0 million to $600.0 million and (3) an extension in the maturity of the Revolving Facility from December 15, 2021 to June 6, 2023.
In addition, the Amendment decreases the applicable margins for LIBOR loans from 1.00%-1.75% to 1.00%-1.50% and for alternate base rate loans from 0.00%-0.75% to 0.00%-0.50%, reduces the commitment fee on average daily unused amounts under the Revolving Facility from 0.125%-0.200% to 0.10%-0.20%, and reduces fees for unused letters of credit from 1.00%-1.75% to 1.00%-1.50%.
The foregoing description of the Amendment is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Information.
On June 6, 2018, the Company's board of directors approved an increase in the Company’s previously announced common stock repurchase program, authorizing the repurchase of up to a total of $600 million of its common shares from time to time on the open market or in privately negotiated transactions. The timing and actual number of common shares to be repurchased will continue to depend upon market conditions and other factors, in accordance with Securities and Exchange Commission requirements. Purchases may be started or stopped at any time without prior notice depending on market conditions and other factors.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: June 6, 2018	/s/ PATRICK GUIDO
Patrick Guido
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement.